UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 27, 2011

MATTEL, INC.

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File. No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On May 27, 2011 and May 31, 2011, pursuant to the Mattel, Inc. (“Mattel” or the “Company”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), the following executives of Mattel each entered into separate individual Rule 10b5-1(c) trading plans (individually, a “Plan”, and collectively, the “Plans”) with a broker to sell shares of Mattel stock to be acquired upon exercise of employee stock options (the “Options”) or to sell shares of Mattel stock acquired upon the vesting of performance-based restricted stock units under the 2008-2010 Long-Term Incentive Program. The Options have a ten year term and will expire in 2012, 2013 or 2014. According to Mattel’s Guidelines, the first sales under the Plans may not take place until June 30, 2011, which is at least 30 days after the date each executive adopted his or her plan:

Name of Executive	Title of Executive	Number of Shares in Plan	Option Expiration Date	Date of Adoption of Plan	Plan Termination Date
Ellen Brothers	Executive Vice President, Mattel, Inc. and President, American Girl	65,000	5/22/2012	5/27/2011	5/22/2012
Kevin M. Farr	Chief Financial Officer	42,500	5/22/2012	5/27/2011	5/22/2012
Alan Kaye	Executive Vice President, Chief Human Resources Officer	75,000	7/31/2013	5/31/2011	2/1/2012
Geoff Massingberd	Executive Vice President, International	30,000 32,000 34,000	5/22/2012 7/31/2013 4/30/2014	5/27/2011	5/22/2012
Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	50,000 29,702	5/22/2012 N/A	5/31/2011	5/22/2012
Bryan G. Stockton	Chief Operating Officer	75,000 50,000	5/22/2012 7/31/2013	5/27/2011	5/22/2012

The transactions under each Plan will be disclosed publicly in accordance with the requirements of Form 144 and Form 4 filings with the Securities and Exchange Commission. Each Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ ROBERT NORMILE
Robert Normile
Executive Vice President, Chief Legal Officer and Secretary

Dated: June 3, 2011

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